AMENDMENT NO. 4

TO THE

AMENDED AND RESTATED MASTER INTERGROUP SUB-ADVISORY CONTRACT

FOR MUTUAL FUNDS

This Amendment dated as of April 23, 2021, amends the Amended and Restated Master Intergroup Sub-Advisory Contract for Mutual Funds (the “Contract”), dated July 1, 2020, between Invesco Advisers, Inc. (the “Adviser”) and each of Invesco Canada Ltd., Invesco Asset Management Deutschland GmbH, Invesco Asset Management Limited, Invesco Asset Management (Japan) Ltd., Invesco Hong Kong Limited, and Invesco Senior Secured Management, Inc. (each a “Sub-Adviser” and, collectively, the “Sub-Advisers”), as follows:

W I T N E S S E T H:

WHEREAS, the Trust desires to amend the Agreement to remove Invesco Endeavor Fund, Invesco Pacific Growth Fund and Invesco Select Companies Fund;

NOW, THEREFORE, the parties agree as follows;

1. Exhibit A to the Contract is hereby deleted in its entirety and replaced with the following:

“EXHIBIT A

Invesco Balanced-Risk Allocation Fund

Invesco Balanced-Risk Commodity Strategy Fund

Invesco Core Bond Fund

Invesco Developing Markets Fund

Invesco Discovery Mid Cap Growth Fund

Invesco Emerging Markets All Cap Fund

Invesco Emerging Markets Innovators Fund

Invesco Emerging Markets Local Debt Fund

Invesco Emerging Markets Select Equity Fund

Invesco Fundamental Alternatives Fund

Invesco Global Allocation Fund

Invesco Global Infrastructure Fund

Invesco Global Strategic Income Fund

Invesco Global Targeted Returns Fund

Invesco Greater China Fund

Invesco Health Care Fund

Invesco International Bond Fund

Invesco Macro Allocation Strategy Fund

Invesco Multi-Asset Income Fund

Invesco SteelPath MLP Alpha Fund

Invesco SteelPath MLP Alpha Plus Fund

Invesco SteelPath MLP Income Fund

Invesco SteelPath MLP Select 40 Fund

Invesco U.S. Managed Volatility Fund

Invesco World Bond Factor Fund”

2. All other terms and provisions of the Contract not amended shall remain in full force and effect

IN WITNESS WHEREOF, the parties hereto have caused this Contract to be executed by their officers designated as of the day and year first above written.

INVESCO ADVISERS, INC.			INVESCO CANADA LTD.

Adviser			Sub-Adviser

By:	/s/ Jeffrey H. Kupor		By:	/s/ Shalomi Abraham
Name:	Jeffrey H. Kupor		Name:	Shalomi Abraham
Title:	Senior Vice President & Secretary		Title:	Senior Vice President

INVESCO ASSET MANAGEMENT DEUTSCHLAND GMBH

Sub-Adviser

		By:	/s/ Doris Pittlinger Alexander Taft
		Name:	Doris Pittlinger Alexander Taft
		Title:	DIRECTOR

INVESCO ASSET MANAGEMENT LIMITED

Sub-Adviser

		By:	/s/ Nick Tolchard
		Name:	Nick Tolchard
		Title:	DIRECTOR

INVESCO ASSET MANAGEMENT (JAPAN) LIMITED

Sub-Adviser

		By:	/s/ Takashi Matsuo
		Name:	Takashi Matsuo
		Title:	CAO & Head of Human Resources

INVESCO HONG KONG LIMITED

Sub-Adviser

By:	/s/ Lee Siu Mei / Kinson Tong
Name:	Lee Siu Mei / Kinson Tong
Title:	Head of Finance, GC / Director, Portfolio Svcs, AP

INVESCO SENIOR SECURED MANAGEMENT, INC.

Sub-Adviser

By:	/s/ Antonio Reina
Name:	Antonio Reina
Title:	Secretary